Exhibit 99.1

Magnolia Solar Signs Letter of Intent to acquire assets of Solar Silicon Resources Group Pte Ltd

The companies intend to merge their business interests to become commercial suppliers of high purity quartz and solar technologies

WOBURN, MA and ALBANY, NY – June 10, 2014 - Magnolia Solar Corporation (OTCQB: MGLT) ("Magnolia Solar") announced today that it entered into a letter of intent with Solar Silicon Resources Group, or SSRG, to acquire their assets and merge their business interests. The parties have agreed to enter into a definitive sale and purchase agreement, the execution and closing of which is subject to various conditions precedent.

SSRG is a mining resource exploration and mining development company that processes raw high purity rock quartz into high purity quartz sand (HPQS). HPQS is globally used in the solar, semiconductor, and high-end electronics industries.

Mr. Kevin Graham, Director of SSRG stated “HPQS is in high global demand. SSRG owns its raw material source and has significant experience and technical knowledge to manufacture HPQS. We believe that the proposed business combination with Magnolia Solar brings us the expertise in solar energy technologies and the capability to establish a processing plant in the United States.”

The SSRG assets include the Lighthouse rock quartz mine in Australia. SSRG also owns extensive reserves of high-purity silica sand which is used for HD/LCD TV screens.

SSRG has been conducting process development for manufacturing at its research center and test plant in Australia since 2009. Mr. Graham added, “Quartz operations are entirely focused on expanding production to saleable quantities of HPQS crucible quartz sand. HPQS crucibles are used in the solar and semiconductor industries to grow crystals for wafers used in these industries. We have been shipping samples to potential customers for evaluation. To become established as a commercial supplier of HPQS, most customers demand that the company have redundant refining operations. We plan to work with Magnolia Solar to build a new plant in the US and to expand the facility in Australia. We plan to add a refining plant in Asia as business demands.”

Under the letter of intent, at the completion of the transaction, SSRG shareholders will own 90% percent of the combined company while Magnolia shareholders will own 10% percent of the combined company.

Dr. Ashok K. Sood, President and CEO of Magnolia Solar stated “We believe that the combined company offers an exciting opportunity to expand the business in the US and worldwide into materials and product supply for the solar and the semiconductor industries.”

There can be no assurance that the transactions contemplated by the letter of intent will be completed.

About Magnolia Solar

Magnolia Solar Corporation through its wholly owned subsidiary, Magnolia Solar Inc. is principally engaged in the development and commercialization of its nanotechnology-based, flexible, high-efficiency, thin-film solar cell technology for defense and commercial applications. The nanostructure technology can also be deposited on a variety of substrates, including glass, quartz, sapphire, and flexible structures to reduce reflection losses for solar cells/panels, electronic displays, and handheld devices.

Forward-Looking Statements

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For more information contact:

info@magnoliasolar.com